Exhibit 4.4

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (as amended, supplemented or modified from time to time, this “Agreement”), dated as of April 24, 2012, by and among EPE Acquisition, LLC, a Delaware limited liability company (the “Company”) and each of the other parties set forth on the signature pages hereto. Unless otherwise specified, capitalized terms used herein shall have the respective meanings set forth in Section 1. The Company and the other parties hereto are sometimes collectively referred to herein as the “Parties” and each is sometimes referred to herein as a “Party.”

RECITALS

WHEREAS, the Company entered into that certain Purchase and Sale Agreement (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”), dated as of February 24, 2012, by and among the Company, EP Energy Corporation (“EP Energy”), EP Energy Holding Company (“New EPE”) and El Paso Brazil, L.L.C. (“EP Brazil” and together with EP Energy and New EPE, “Sellers” and each a “Seller”), pursuant to which the Sellers have agreed to sell to the Company all of the issued and outstanding Shares in exchange for the payment by the Company of the Purchase Price to the Sellers;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement (the “Transactions”), the Company and the Members have entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “LLC Agreement”), pursuant to which, among other things, the Members shall be issued Units in accordance with and subject to the terms thereof and the Class A Members shall make Capital Contributions to the Company on the Closing Date to fund the payment of the Purchase Price by the Company to the Sellers under the Purchase Agreement;

WHEREAS, if the IPO Corporation, as provided herein, elects to effect an underwritten public offering of its Equity Securities, the Parties desire to have certain registration and other rights with respect to their Registrable Securities; and

WHEREAS, the Company has agreed to bind the IPO Corporation to provide registration rights with respect to the Registrable Securities, as set forth in this Agreement, and the Class A Members that are Parties have agreed to act in good faith in order to effectuate these registration rights with respect to the IPO Corporation.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1.                                           Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Access Member” shall have the meaning set forth in the LLC Agreement.

“Addendum Agreement” means an Addendum Agreement in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person, and with respect to any Member, an “Affiliate” shall include (i) any Upper-Tier Investor of such Member and (ii) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by such Member or any Affiliate of such Member; provided, however, that an Affiliate shall not include any portfolio company of any Person (including any Member).

“Agreement” shall have the meaning set forth in the preamble.

“Apollo Member” shall have the meaning set forth in the LLC Agreement.

“Apollo Shareholder” means the Apollo Member, in its capacity as a direct or indirect beneficial holder of Registrable Securities.

“Board” means the board of managers of the Company or the board of directors (or other equivalent body) of the IPO Corporation, as the case may be.

“Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions are authorized or required by law or other governmental action to close.

“Capital Contributions” shall have the meaning set forth in the LLC Agreement.

“Class A Units” means Class A limited liability company interests in the Company, with such designations, preferences and/or special rights set forth or referenced in this Agreement and the LLC Agreement. The number of Class A Units outstanding and the holders thereof are set forth on Schedule A and Schedule D of the LLC Agreement, as such schedule may be amended from time to time pursuant thereto.

“Class A Member” means a Member that is a holder of Class A Units, in such Member’s capacity as a holder of Class A Units.

“Closing Date” means the date of the consummation of the Transactions pursuant to the Purchase Agreement.

“Co-Investment Member” shall have the meaning set forth in the LLC Agreement.

“Common Stock” means all common Equity Securities existing or hereafter authorized of any class of the IPO Corporation (including Class A Units), which has the right (subject always to the rights of any class or series of preferred stock of the IPO Corporation) to participate in the distribution of the assets and earnings of the IPO Corporation without limit as to per share amount, including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or that are issued with respect to Common Stock, including with respect to any stock split or stock dividend, or a successor security.

“Company” shall have the meaning set forth in the preamble.

“Coordination Committee” shall have the meaning set forth in the LLC Agreement.

“Demand Notice” shall have the meaning set forth in Section 3(a).

“Demand Registration” shall have the meaning set forth in Section 3(a).

“EP Brazil” shall have the meaning set forth in the recitals.

“EP Energy” shall have the meaning set forth in the recitals.

“EMI” shall have the meaning set forth in the LLC Agreement.

“Equity Security” has the meaning ascribed to such term in Rule 405 under the Securities Act, and in any event includes any security having the attendant right to vote for directors or similar representatives.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority or any successor agency having jurisdiction under the Exchange Act.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity, any court or other tribunal).

“Indemnified Party” shall have the meaning set forth in Section 8(c).

“Indemnifying Party” shall have the meaning set forth in Section 8(c).

“IPO” means the first firm commitment underwritten Public Offering of the IPO Corporation conducted pursuant to an effective registration statement under the Securities Act (other than a registration statement on Forms S-4 or S-8 or any similar form).

“IPO Corporation” means the Company, as the entity which undertakes an IPO, unless the Board or the Coordination Committee, as the case may be, otherwise determines in its sole discretion that the “IPO Corporation” shall be a Subsidiary of the Company or another corporation, limited liability company, limited partnership, or any other entity that succeeds to all or substantially all of the Units or the business and assets of the Company and its Subsidiaries, in which case the “IPO Corporation” shall be such other Person.

“KNOC Member” shall have the meaning set forth in the LLC Agreement.

“KNOC Subsidiary” shall have the meaning set forth in Section 12(c)(ii).

“LLC Agreement” shall have the meaning set forth in the recitals.

“Long-Form Registrations” shall have the meaning set forth in Section 3(a).

“Losses” shall have the meaning set forth in Section 8(a).

“Management Class A Funding Date” shall have the meaning set forth in the LLC Agreement.

“Member” shall have the meaning set forth in the LLC Agreement.

“New EPE” shall have the meaning set forth in the recitals.

“Non-Marketed Take-Down” shall have the meaning set forth in Section 4(c).

“Notice” shall have the meaning set forth in Section 3(a).

“Permitted Transferee” shall have the meaning set forth in the LLC Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, Governmental Authority or other entity.

“Piggyback Notice” shall have the meaning set forth in Section 4(a).

“Piggyback Registration” shall have the meaning set forth in Section 4(a).

“Piggyback Response” shall have the meaning set forth in Section 4(a).

“Principal Members” means, collectively, the Riverstone Member, the KNOC Member and the Access Member.

“Principal Shareholder” means any Principal Member, in its capacity as a direct or indirect beneficial holder of Registrable Securities.

“Proceeding” means any action, claim, suit, investigation, audit, controversy, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act and any free writing prospectus), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” means the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Purchase Agreement” shall have the meaning set forth in the recitals.

“Purchase Price” shall have the meaning set forth in the Purchase Agreement.

“Qualified IPO” means an IPO (i) for which cash proceeds to be received by the IPO Corporation and the holders of Equity Securities participating in such offering (or series of related offerings and without deducting underwriting discounts, expenses and commissions) are at least $250,000,000 and (ii) where the Equity Securities being registered in such IPO are listed on a national securities exchange.

“Registrable Securities” means any and all shares of Common Stock currently held or hereafter acquired by the Shareholders (including any shares of Common Stock held indirectly by a Shareholder through the Company) and any other securities issued or issuable with respect to any such shares by way of share split, or in connection with a combination of shares, share dividend, recapitalization, merger, exchange, conversion, reclassification or similar event or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or (iii) they shall have ceased to be outstanding. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” means any registration statement of the IPO Corporation under the Securities Act which covers the offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus or amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Riverstone Member” shall have the meaning set forth in the LLC Agreement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 144 Eligible Securities” shall have the meaning set forth in Section 7.

“SEC” means the United States Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Section 2.11 Principle” shall have the meaning set forth in the LLC Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Sellers” shall have the meaning set forth in the recitals.

“Shareholder” means each Person that beneficially holds, directly or indirectly, Registrable Securities and is a party to this Agreement (including any Person that becomes a Party pursuant to Section 12(c)), except for the Company or the IPO Corporation.

“Shares” shall have the meaning set forth in the Purchase Agreement.

“Shelf Holders” shall have the meaning set forth in Section 4(c).

“Shelf Underwritten Offering” shall have the meaning set forth in Section 4(c).

“Short-Form Registrations” shall have the meaning set forth in Section 3(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of Units or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Take-Down Notice” shall have the meaning set forth in Section 4(c).

“Transactions” shall have the meaning set forth in the recitals.

“Transfer” shall have the meaning set forth in the LLC Agreement.

“underwritten registration” or “underwritten offering” means a registration in which securities of the IPO Corporation are sold to an underwriter for reoffering to the public.

“Units” shall have the meaning set forth in the LLC Agreement.

“Upper-Tier Agreement” shall have the meaning set forth in the LLC Agreement.

“Upper-Tier Investor” shall have the meaning set forth in the LLC Agreement.

Section 2.                                           Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if (a) such Person directly or indirectly holds Registrable Securities, and (b) such Person is a Shareholder.

Section 3.                                           Demand Registrations.

(a)                                 Requests for Registration. Subject to the following paragraphs of this Section 3(a) and the limitations on the number of Demand Registrations that may be filed under Section 3(e), (i) upon receiving the required approval, if any, of the Board pursuant to Section 7.05(a)(iv) of the LLC Agreement or the Coordination Committee pursuant to Section 8.07(a) of the LLC Agreement, as the case may be, the IPO Corporation shall register in an IPO, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer and sale of a number of Registrable Securities specified by the Board to be so registered and sold in such IPO, and (ii) following a Qualified IPO, (A) the Apollo Shareholder or any Principal Shareholder shall have the right, by delivering a written notice to the IPO Corporation, to require the IPO Corporation to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer and sale of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”), and (B) any Shareholder shall have the right, by delivering a written notice to the IPO Corporation, to require the IPO Corporation to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer and sale of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-3 or any similar or successor short-form registration (“Short-Form Registrations”) (any such written notice delivered pursuant to this clause (ii), a “Demand Notice” and any such registration, a “Demand Registration”); provided, however, that the IPO Corporation shall only be obligated to register such Registrable Securities if the sale of the Registrable Securities requested to be registered by, with respect to a Long-Form Registration, the Apollo Shareholder or such Principal Shareholder, and with respect to a Short-Form Registration, such Shareholder (in each case, together with the Registrable Securities requested to be registered by the holders of Registrable Securities in a related Piggyback Registration pursuant to Section 4), is reasonably expected to result in aggregate gross cash proceeds of at least $100,000,000 (without regard to any underwriting discount or commission) in the case of any Long-Form Registration and at least $25,000,000 (without regard to any underwriting discount or commission) in the case of any Short-Form Registration, or such lower amounts approved by the Board in each case; provided, further, that unless otherwise approved by the Board, the IPO Corporation shall not be obligated to file a Registration Statement relating to any registration request under this Section 3(a) within a period of 180 days (if the prior registration was the IPO or a Long-Form Registration) or ninety (90) days (if the prior registration was a Short-Form Registration) after the effective date of any other Registration Statement. A Shareholder may, in connection with any Demand Registration requested by such Shareholder that is a Short-Form Registration, require the IPO Corporation to file such Registration Statement with the SEC in accordance with and pursuant to Rule 415 under the Securities Act including, if the IPO Corporation is then eligible, as an automatic shelf registration. Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the IPO Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable (but not later than forty-five (45) days after the Demand Notice is delivered, in the case of a Long-Form Registration, and thirty (30) days after the Demand Notice is delivered, in the case of a Short-Form Registration) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3 if (i) the Registration Statement relating thereto does not become effective, (ii) the Registration Statement relating thereto is not maintained effective for the period required pursuant to this Section 3, (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (iv) more than twenty-percent (20%) of the Registrable Securities requested by the Shareholder that requested the Demand Registration to be included in such registration are not so included pursuant to Section 3(b), or (v) in the event of an underwritten offering, the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of a material default or breach by the Shareholder that requested such Demand Registration or any of its Affiliates; provided,  however, in each case, that such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration in lieu thereof.

Within five (5) days after receipt by the IPO Corporation of a Demand Notice, the IPO Corporation shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b), include in such registration all Registrable Securities with respect to which the IPO Corporation received written requests for inclusion therein within fifteen (15) days after such Notice is given by the IPO Corporation to such holders with respect to an IPO, or within five (5) days after such Notice is given by the IPO Corporation to such holders with respect to all other Demand Registrations; provided, however, that notwithstanding anything to the contrary in this Agreement, unless otherwise approved by the Board in connection with a Demand Notice for an IPO, the IPO Corporation shall only be required to deliver any Notice or Piggyback Notice as provided in the second paragraph of Section 4(a).

All requests made pursuant to this Section 3 shall specify the number of Registrable Securities to be registered and/or, in the case of an IPO, the number of shares of Common Stock to be issued, and the intended methods of disposition thereof.

The IPO Corporation shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the IPO Corporation or an underwriter of the IPO Corporation pursuant to the provisions of this Agreement; provided, further, that if such registration is a shelf-registration statement that permits sales of Common Stock on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, such Demand Registration shall only be deemed to have been effected if such Registration Statement remains effective for the lesser of (i) 365 days, or (ii) until all Registrable Securities registered thereunder have actually been sold.

Notwithstanding the foregoing, with respect to any shelf-registration statement covering Registrable Securities, the IPO Corporation shall use its reasonable best efforts (if the IPO Corporation is not eligible to use an automatic shelf-registration statement at the time of filing) to keep such shelf-registration statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the applicable Shareholders until the date as of which all Registrable Securities included in such shelf-registration statement have been sold pursuant to the shelf-registration statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder).

(b)                                 Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Company and/or the holders of such securities in writing that in its reasonable view the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights) exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the success of such offering, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless such managing underwriter requires a different allocation (provided, that the Apollo Shareholder and the other Shareholders are in any event treated in a substantially similar and proportionate manner):

(i)                                     first, to the Shareholder who delivered a Demand Notice pursuant to Section 3(a)(ii)  and the holders of Registrable Securities who responded to the Notice delivered by the IPO Corporation pursuant to the third paragraph of Section 3(a) above, pro rata on the basis of the number of Registrable Securities directly or indirectly held by each such holder and its Permitted Transferees;

(ii)                                  second, to the IPO Corporation, the number of Registrable Securities requested by the IPO Corporation (as the case may be) for inclusion in such offering; and

(iii)                               third, to any other Persons, other shares of Common Stock requested by such other Persons (as the case may be) for inclusion in such offering pursuant to this Agreement or any other registration rights granted by the Company or the IPO Corporation.

For purposes of any underwriter cutback, all Registrable Securities held by any Shareholder shall also include any Registrable Securities held by the Permitted Transferees of any such holder; provided, that such holder and its Permitted Transferee shall be deemed to be a single selling holder, and any pro rata reduction (unless the managing underwriter requires a different allocation) with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by such selling holder and its Permitted Transferees. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c)                                  Postponement of Demand Registration. The IPO Corporation, with the approval of the Board shall be entitled to postpone (but not more than once in any twelve-month period), for a reasonable period of time not in excess of thirty (30) days, the filing of a Registration Statement or suspend the use of an effective Registration Statement for such period of time if the IPO Corporation delivers to the holders requesting the Demand Registration a certificate signed by both the chief executive officer and chief financial officer of the IPO Corporation certifying that, in the good faith judgment of the Board (after consultation with its outside counsel), such registration and offering (i) would reasonably be expected to materially adversely affect or materially interfere with any bona fide and reasonably imminent material financing or other material transaction of the IPO Corporation under consideration by the IPO Corporation or (ii) would require public disclosure of material information that has not been disclosed to the public, which information (A) would be required to be disclosed in any Registration Statement so that such Registration Statement would not be materially misleading, (B) would not be required to be disclosed at such time but for the filing, effectiveness or continued use of such Registration Statement, and (C) the premature disclosure of which would materially adversely affect the IPO Corporation. Such certificate shall be delivered by the IPO Corporation promptly after the delivery of the Demand Notice with respect to such Demand Registration and shall contain a statement in reasonable detail of the reasons for such postponement or suspension and an approximation of the anticipated delay or length of suspension. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p) and, if the certificate relates to the suspension of use of an effective Registration Statement, shall discontinue sales under the Registration Statement. If the IPO Corporation shall so postpone the filing of a Registration Statement, the Shareholder(s) requesting such registration shall have the right to withdraw the request for registration by giving written notice to the IPO Corporation within twenty (20) days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders. The IPO Corporation shall promptly notify the selling holders of the expiration of any period during which it exercised its rights under this Section 3(c). In the event that the IPO Corporation exercises its rights under this Section 3(c), it shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable best efforts to cause the effectiveness of as applicable, the applicable deferred or suspended Registration Statement.

(d)                                 Cancellation of a Demand Registration. The Shareholder that delivered the Demand Notice to the IPO Corporation in connection with an offering pursuant to this Section 3 shall have the right to notify the IPO Corporation that it has determined that the Registration Statement filed in connection with such offering be abandoned or withdrawn, in which event the IPO Corporation shall abandon or withdraw such Registration Statement. In the event of an IPO, the IPO Corporation shall abandon or withdraw such Registration Statement upon receiving the approval of the Board or the Coordination Committee, as applicable, to do so. In each case, the Shareholder that delivered the Demand Notice with respect to a Registration Statement that has been abandoned or withdrawn pursuant to this Section 3(d) shall be entitled to an additional Demand Registration in lieu thereof.

(e)                                  Number of Demand Notices. Subject to the provisions of Section 3(a), in connection with the provisions of this Section 3, the Apollo Shareholder shall have five (5) Demand Notices with respect to Long-Form Registrations and each Principal Shareholder shall have two (2) Demand Notices with respect to Long-Form Registrations which they are permitted to deliver (or cause to be delivered) to the IPO Corporation hereunder. Each Shareholder shall have an unlimited number of Demand Notices with respect to Short-Form Registrations which they are permitted to deliver (or cause to be delivered) to the IPO Corporation hereunder.

(f)                                   Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the IPO Corporation to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten Public Offering, and if the managing underwriter shall advise the IPO Corporation in writing that, in its reasonable opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

Section 4.                                           Piggyback Registration.

(a)                                 Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the IPO Corporation proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock, whether or not for sale for its own account (other than a Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time, the IPO Corporation shall give prompt written notice of such filing no later than five (5) days after the filing date (the “Piggyback Notice”) to all of the Shareholders. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 4(b), the IPO Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the IPO Corporation has received written requests for inclusion therein within five (5) days after the Piggyback Notice has been given to the applicable holder (the “Piggyback Response”). The IPO Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (A) 180 days after the effective date thereof, and (B) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

Notwithstanding anything to the contrary in this Agreement, in connection with an IPO in which the Apollo Shareholder or a Principal Shareholder is selling (or causing to be sold) shares of Common Stock beneficially owned by such holder on a secondary basis, the IPO Corporation shall be required to deliver a Piggyback Notice and in such event, on a pro rata basis (based on the number of shares of Common Stock that the Apollo Shareholder or such Principal Shareholder is proposing to sell in such IPO), all such holders of Registrable Securities shall have the right to participate in such offering with the Apollo Shareholder or such Principal Shareholder, as the case may be.

(b)                                 Priority on Piggyback Registrations. The IPO Corporation shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Shareholders who have submitted a Piggyback Response in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Response on the same terms and conditions as any other shares of Common Stock, if any, of the IPO Corporation included in such offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the IPO Corporation in writing that it is their good faith opinion that the total amount of securities that such holders, the IPO Corporation and any other Persons having rights to participate in such registration, intend to include in such offering exceeds the number that can be sold in such offering without adversely affecting the success of such offering, then there shall be included in such offering the number or dollar amount of such securities that in the good faith opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of securities shall be allocated as follows, unless such managing underwriter or underwriters requires a different allocation:

(i)                                     if such offering was initiated by the IPO Corporation with respect to Registrable Securities proposed to be registered for the IPO Corporation’s own account, then:

(A)                               first, to the IPO Corporation, the number of Registrable Securities proposed by the IPO Corporation for inclusion in such offering;

(B)                               second, to the holders of Registrable Securities who have delivered a Piggyback Response pursuant to Section 4(a) above, pro rata on the basis of the number of Registrable Securities directly or indirectly held by each such holder and its Permitted Transferees; and

(C)                               third, to any other Persons, other shares of Common Stock requested by such other Persons (as the case may be) for inclusion in such offering pursuant to this Agreement or any other registration rights granted to the Company or the IPO Corporation; or

(ii)                                  other than with respect to a Demand Registration pursuant to Section 3(a), in which case the priority in the allocation of Registrable Securities shall be as set forth in Section 3(b), if such offering was not initiated by the IPO Corporation with respect to Registrable Securities proposed to be registered for the IPO Corporation’s own account, then:

(A)                               first, to the holder of Registrable Securities for whose account such offering was initiated by the IPO Corporation and the holders of Registrable Securities who have delivered a Piggyback Response pursuant to Section 4(a) above, pro rata on the basis of the number of Registrable Securities directly or indirectly held by each such holder and its Permitted Transferees;

(B)                               second, to the IPO Corporation, the number of Registrable Securities requested by the IPO Corporation (as the case may be) for inclusion in such offering; and

(C)                               third, to any other Persons, other shares of Common Stock requested by such other Persons (as the case may be) for inclusion in such offering pursuant to this Agreement or any other registration rights granted by the Company or the IPO Corporation.

(c)                                  Shelf-Take Downs. At any time that a shelf-registration statement providing for sales of Common Stock on a delayed or continuous basis covering Registrable Securities pursuant to Section 3 or Section 4 is effective, if any holder or group of holders of Registrable Securities (“Shelf Holders”) delivers a notice to the IPO Corporation (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf-registration statement (a “Shelf Underwritten Offering”), then, the IPO Corporation shall amend or supplement the shelf-registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 4(c)); provided, that the IPO Corporation shall not be required to effect a Shelf Underwritten Offering if the aggregate offering price of the Registrable Securities to be sold in such offering is not reasonably expected to exceed $25,000,000. In connection with any Shelf Underwritten Offering:

(i)                                     the IPO Corporation or such Shelf Holders shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf-registration statement and permit each such holder to sell its Registrable Securities included on the shelf-registration statement in the Shelf Underwritten Offering if such holder notifies the proposing holders and the IPO Corporation within five (5) days after delivery of the Take-Down Notice to such holder; and

(ii)                                  in the event that the underwriter determines and advises the IPO Corporation and such Shelf Holders in writing that, in its reasonable view, marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of Registrable Securities which would otherwise be included in such take down, the underwriter may limit the number of Registrable Securities which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) or Section 4(b), as applicable, with respect to a limitation of shares to be included in a registration.

If a Shelf Holder desires to effect a sale of Registrable Securities registered under a shelf-registration statement that does not constitute a Shelf Underwritten Offering (a “Non-Marketed Take-Down”), such Shelf Holder shall so indicate in a written request delivered to the IPO Corporation no later than five (5) Business Days prior to the expected date of such Non- Marketed Take-Down, and, if necessary, the IPO Corporation shall file and effect an amendment or supplement to its shelf-registration statement for such purpose as soon as practicable.

Section 5.                                           Restrictions on Public Sale by Holders of Registrable Securities. Each Shareholder agrees, in connection with an IPO, and each holder of Registrable Securities agrees, in connection with any underwritten offering (other than an IPO) made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the IPO Corporation’s Common Stock (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning shares of Common Stock, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such offering) and continuing for not more than 180 days, with respect to an IPO, or ninety (90) days, with respect to any underwritten offering other than an IPO, after the date of the Prospectus relating to such offering (or final Prospectus supplement if such offering is made pursuant to a “shelf” registration), pursuant to which such offering shall be made, plus an extension period, which shall be no longer than 34 days, as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the managing underwriter. The IPO Corporation shall be responsible for negotiating all “lock-up” agreements with the underwriters, which agreements shall be on customary terms and each of the Shareholders shall be subject to substantially similar terms (in a proportionate manner) thereunder. The IPO Corporation shall give each of the Apollo Shareholder and the Principal Shareholders a reasonable opportunity to review and comment on such “lock-up” agreements (other than any terms or provisions therein relating to the duration of the lock-up period) and shall use commercially reasonable efforts to incorporate any such comments. In addition to the foregoing provisions of this Section 5, the Shareholders agree to execute the form so negotiated. Notwithstanding anything to the contrary set forth herein, in the event that the IPO Corporation or underwriters release any party to a “lock-up” agreement from any or all of such party’s obligations thereunder, all Shareholders and holders of Registrable Securities shall be similarly released from their obligations thereunder in the same manner and to the same extent as such released party, and each “lock-up” agreement shall contain a provision to such effect.

If any registration pursuant to Section 3 is made in connection with any underwritten Public Offering, the IPO Corporation will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within ninety (90) days or, if such registration is with respect to an IPO, within 180 days after the effective date of such registration, except as may otherwise be agreed between the IPO Corporation and the managing underwriter or underwriters of such Public Offering.

Section 6.                                           Registration Procedures. If and whenever the IPO Corporation is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 or Section 4, the IPO Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the IPO Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)                                 prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the IPO Corporation in accordance with the intended method or methods of distribution thereof, make all required filings by the Company with FINRA and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the IPO Corporation shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC and any documents incorporated by reference therein, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the IPO Corporation’s books and records, officers, accountants and other advisors; and the IPO Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of counsel for the IPO Corporation, such filing is necessary to comply with applicable law or regulation;

(b)                                 prepare and file with the SEC such amendments, post-effective amendments and supplements to each Registration Statement and the Prospectus used in connection therewith, and such Exchange Act reports as may be reasonably requested by the holders of Registrable Securities or necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; provided, that if the Company prepares any such amendments, post-effective amendments or supplements to a Registration Statement or Prospectus or any such Exchange Act report, the holders of Registrable Securities and their respective counsel shall have a reasonable period of time prior to the filing thereof in which to review and comment thereon, which period shall, in any event, be no less than two (2) Business Days;

(c)                                  notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the IPO Corporation has reason to believe that the representations and warranties of the IPO Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the IPO Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (vi) if the IPO Corporation has knowledge of the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus, any amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders of the occurrence of such an event and need not provide additional information regarding such event to the extent such information would constitute material non-public information);

(d)                                 use its reasonable best efforts to prevent the entry of or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)                                  if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit or facilitate the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the IPO Corporation has received such request; provided, however, that the IPO Corporation shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the IPO Corporation, in compliance with applicable law or regulation;

(f)                                   furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided, that the IPO Corporation may furnish or make available any such documents in electronic format;

(g)                                  deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided, that the IPO Corporation may furnish or make available any such documents in electronic format; and the IPO Corporation, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto in accordance with this Agreement;

(h)                                 prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the IPO Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or (ii) take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(i)                                     cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) Business Days prior to having to issue the securities;

(j)                                    use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary or advisable to enable the seller or sellers of such Registrable Securities or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the IPO Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals;

(k)                                 promptly upon the occurrence of, and its knowledge of, any event contemplated by Sections 6(c)(ii) or (vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus responds to such comments or requests for amendments, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and as such Registration Statement responds to such comments or request for amendments, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading;

(1)                                 prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m)                             provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n)                                 use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed or authorized for quotation or trading on a national securities exchange or automated quotation system if shares of the particular class of Registrable Securities are at that time listed, quoted or traded on such exchange or automated quotation system, as the case may be, prior to the effectiveness of such Registration Statement (or, if such Registration is an IPO, use its reasonable best efforts to cause such Registrable Securities to be approved for listing or authorized for quotation or trading promptly upon the effectiveness of such Registration Statement);

(o)                                 in connection with any underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of Registrable Securities in such underwritten offering, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the IPO Corporation and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities and the underwriters for such underwritten offering, opinions and Rule 10b-5 letters of outside counsel to the IPO Corporation and updates thereof (which counsel and its opinions and letters (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the IPO Corporation (and, if necessary, any other independent certified public accountants of any Subsidiary of the IPO Corporation or of any business acquired by the IPO Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification and contribution provisions and procedures substantially to the effect set forth in Section 8 with respect to all parties to be indemnified pursuant to said Section except as otherwise approved by the Board, and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i)  above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the IPO Corporation. The above shall be done at each closing under such underwriting or similar agreement (or at such other time as may be required thereunder), or as and to the extent required thereunder;

(p)                                 make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the IPO Corporation and its Subsidiaries, and cause the officers, directors and employees of the IPO Corporation and its Subsidiaries to supply all information, in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the IPO Corporation written notice of the proposed disclosure prior to such disclosure and, if requested by the IPO Corporation, assist the IPO Corporation in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the IPO Corporation or its Subsidiaries in violation of law;

(q)                                 cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”) taking into account the IPO Corporation’s business needs;

(r)                                    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s)                                   use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(t)                                    use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

The IPO Corporation may require each holder of Registrable Securities that has requested to have securities registered pursuant to Section 3 or Section 4 or that has requested to sell stock in a Shelf Underwritten Offering to which any registration is being effected to furnish to the IPO Corporation in writing such information required in connection with such registration or sale regarding such seller and the distribution of such Registrable Securities as the IPO Corporation may, from time to time, reasonably request in writing and the IPO Corporation may exclude from such registration or sale the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The IPO Corporation shall not file any Registration Statement with respect to any Registrable Securities, or any Prospectus used in connection therewith, and shall not file or make any amendment to any such Registration Statement or any amendment of or supplement to any such Prospectus, that refers to any Shareholder covered thereby by name, or otherwise identifies such Shareholder as the holder of any securities of the IPO Corporation, without the consent of such Shareholder, such consent not to be unreasonably withheld, conditioned or delayed, unless and to the extent such disclosure is required by law or regulation, in which case the IPO Corporation shall provide written notice to such Shareholder no less than two (2) Business Days prior to the filing of such Registration Statement or any amendment to any such Registration Statement or any Prospectus used in connection therewith or any amendment of or supplement to any such Prospectus. In addition, the IPO Corporation shall not file any Registration Statement with respect to any Registrable Securities, or any Prospectus used in connection therewith, and shall not file or make any amendment to any such Registration Statement or any amendment of or supplement to any such Prospectus, that refers to any Principal Shareholder by name, or otherwise identifies such Principal Shareholder as the holder of any securities of the IPO Corporation, without also referring to any other Principal Shareholder who requests to be named or otherwise identified therein.

If the IPO Corporation files any shelf-registration statement on Form S-3 for the benefit of the holders of any of its securities other than the Shareholders, the IPO Corporation agrees that it shall use reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Shareholders) in order to permit the Shareholders to be added to such shelf-registration statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by a Registration Statement that, upon receipt of any notice from the IPO Corporation of the occurrence of any event of the kind described in Sections 6(c)(ii), 6(c)(iii), 6(c)(iv)  or 6(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k), or until it is advised in writing by the IPO Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7.                                           Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the IPO Corporation (including (i) all registration and filing fees (including fees and expenses with respect to (A) filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the IPO Corporation, (iv) fees and disbursements of counsel for the IPO Corporation, (v) expenses of the IPO Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii)  (including the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the IPO Corporation, and (vii) fees and disbursements of one counsel for the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by (x) if the Apollo Shareholder delivers a Demand Notice, the Apollo Shareholder or (y) if any Principal Shareholder delivers a Demand Notice, such Principal Shareholder (which counsel shall be reasonably acceptable to the IPO Corporation), in each case, if such Shareholders (as the case may be) are making a Demand Registration (and otherwise, by the holders of a majority of the Registrable Securities being sold in connection therewith)) shall be borne by the IPO Corporation whether or not any Registration Statement is filed or becomes effective. In addition, the IPO Corporation shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the IPO Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the IPO Corporation.

The IPO Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses (i)(B) and (vii) of the first paragraph of this Section 7), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the IPO Corporation), (iii) subject to Section 8, any other expenses of the holders of Registrable Securities not specifically required to be paid by the IPO Corporation pursuant to the first paragraph of this Section 7, or (iv) any expenses incurred in connection with any offering of Registrable Securities proposed to be registered by a holder of Registrable Securities at such time when such Registrable Securities may be sold without limitation as to volume pursuant to Rule 144 (“Rule 144 Eligible Securities”), which expenses, notwithstanding anything to the contrary set forth herein, shall be borne by such holder; provided, however, that such expenses shall be borne by the IPO Corporation in connection with any underwritten offering of Rule 144 Eligible Securities proposed or requested to be registered pursuant to (A) any Long-Form Registration initiated by the Apollo Shareholder or any of the Principal Shareholders, as the case may be, pursuant to clause (ii)(A) of Section 3(a), (B) the first two (2) Short-Form Registrations initiated by each Shareholder pursuant to clause (ii)(B) of Section 3(a), or (C) any Piggyback Registration pursuant to Section 4(a).

Section 8.                                           Indemnification.

(a)                                 Indemnification by the IPO Corporation. The IPO Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by applicable law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement or Proceedings in respect thereof (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, disclosure package, Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the IPO Corporation of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the IPO Corporation and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Losses; provided, that the IPO Corporation shall not be liable in any such case to the extent that any such Losses arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, disclosure package, Prospectus, offering circular or any amendment thereof or supplement thereto, or any document incorporated by reference therein or other document in reliance upon and in conformity with written information furnished to the IPO Corporation by or on behalf of such holder or underwriter for use therein. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Losses (or Proceedings in respect thereof) if such settlement is effected without the consent of the IPO Corporation (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)                                 Indemnification by Holder of Registrable Securities. The IPO Corporation may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with this Agreement, that the IPO Corporation shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the IPO Corporation, its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls the IPO Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees of each such controlling Person and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to (without limitation of the portions of this Section 8(b)) reimburse the IPO Corporation, its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls the IPO Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees of each such controlling Person and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the IPO Corporation by or on behalf of such holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such Loss (or Proceedings in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c)                                  Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity pursuant to Section 8(a) or Section 8(b) (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; (ii) the Indemnifying Party fails promptly to assume, or in any event within thirty (30) days; (iii) the Indemnified Party reasonably concludes, based on the advice of counsel, that a conflict of interest exists between the Indemnifying Party and the Indemnified Party in the defense of such claim or Proceeding; or (iv) the Indemnifying Party fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or Proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties (unless there is an actual conflict of interest between one or more of the Indemnified Parties and the Indemnifying Party has been notified in writing of such conflict, in which case such conflicted Indemnified Parties or group of conflicted Indemnified Parties (as the case may be) may be represented by separate counsel, the fees and expenses of whom shall be borne by the Indemnifying Party), or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or any obligations on the Indemnified Party or materially adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d)                                 Contribution. If the indemnification provided for in this Section 8  is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, from the sale of the Registrable Securities covered by such Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 12(g) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  To the extent that any of the holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the IPO Corporation agrees that (i) the indemnification and contribution provisions contained in this Section 8 shall be applicable to the benefit of such holder in its role as deemed underwriter in addition to its capacity as a holder (so long as the amount for which any other holder is or becomes responsible does not exceed the amount for which such holder would be responsible if the holder were not deemed to be an underwriter of Registrable Securities) and (ii) such holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions, Rule 10b-5 letters and comfort letters.

(f)                                   Indemnification similar to that specified in the preceding provisions of this Section 8 (with appropriate modifications) shall be given by the IPO Corporation and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any law or regulation (other than the Securities Act) of any Governmental Authority.

(g)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9.                                           Rule 144.

(a)                                 After an IPO, the IPO Corporation shall (i) use best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner (or, if the IPO Corporation is not required to file such reports, upon the request of the Apollo Shareholder or any Principal Shareholder, make publicly available such information), (ii) take such further action as any holder of Registrable Securities may reasonably request to permit sales of Registrable Securities pursuant to Rule 144, and (iii) promptly furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the IPO Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the IPO Corporation, and (z) such other reports and documents so filed by the IPO Corporation as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the IPO Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(b)                                 The foregoing provisions of this Section 9 are not intended to modify or otherwise affect any restrictions on Transfers of Units contained in the LLC Agreement.

Section 10.                                    Underwritten Registrations; Registration Participation Requirements.

(a)                                 In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by (i) the Shareholder issuing the Demand Notice under Section 3(a) in a Demand Registration, which selection shall be subject to approval by the IPO Corporation, such approval not to be unreasonably withheld, conditioned or delayed, and (ii) the IPO Corporation in all other cases, including any Piggyback Registration and any IPO.

(b)                                 No Person may participate in any registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements in customary form and other documents required under the terms of such underwriting arrangements; provided, that (A) such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s Registrable Securities being sold and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the IPO Corporation or the managing underwriter by such Person pertaining exclusively to such Person for use therein, (B) such

Person shall not be required to sell more than the number of Registrable Securities that such Person has requested to include in any registration, and (C) if such Person disapproves of the terms of the underwriting, such Person may elect, prior to the effective date of the registration statement filed in connection with such registration, to withdraw therefrom by written notice to the IPO Corporation, the managing underwriters and, in the case of a Demand Registration, the Shareholder that requested such Demand Registration; provided, that such Person shall not be permitted to withdraw from such registration after the inclusion of an offering price range in any applicable registration statement if, in the good faith opinion of the managing underwriter or underwriters, such withdrawal would adversely affect the success or the offering price of the securities to be sold pursuant to such registration.

(c)                                  Without limiting any rights or remedies available to the Company and the other Class A Members at law or in equity, if any Class A Member does not make the Capital Contributions to the Company as required pursuant to Section 5.01(a) and Section 5.01(b) of the LLC Agreement, the Company and such other Class A Members shall be entitled to those remedies set forth in Section 5.01(a) and Section 5.01(b) of the LLC Agreement, including the forfeiture of the rights under this Agreement of such Class A Member that does not make the additional Capital Contributions required under Section 5.01(b) of the LLC Agreement, until such time as such Class A Member has made the Capital Contributions to the Company required by Section 5.01(a) or Section 5.01(b) of the LLC Agreement, as applicable.

Section 11.                                    Management Shareholders. Notwithstanding anything to the contrary in this Agreement, EMI shall not be deemed a Shareholder or (subject to the proviso in Section 5.01(b)(ii) of the LLC Agreement) have any rights under this Agreement, unless and until EMI has funded its Capital Contribution on or prior to the Management Class A Funding Date pursuant to Section 5.01(a)(iv) of the LLC Agreement.

Section 12.                                    Miscellaneous.

(a)                                 Amendments and Waivers. Except as otherwise expressly provided herein, this Agreement may be amended, modified or supplemented, and any provision hereof may be waived, only by a written instrument duly approved by the Board and the Class A Members that together hold, in the aggregate, at least a sixty-six and two-thirds percent (66 2/3%) of the Class A Units then outstanding and duly executed by the Company; provided, however, that the Company may, without the consent of any other Party, amend or modify this Agreement or waive any provision of this Agreement (other than this Section 12(a)), pursuant to a written instrument duly approved by the Board to the extent necessary in connection with the issuance of new Units, membership interests or other securities of the Company in accordance with, and subject to the limitations set forth in the LLC Agreement; provided, further, that no amendment, modification or waiver which would disproportionately and materially adversely affect the interests of any Party hereunder shall be effective without the written approval of such Party.

(b)                                 Notices.

(i)                                     Except as otherwise expressly provided in this Agreement, all notices, requests and other communications to any Party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such Party at the address or facsimile number specified for such Party on Schedule A or Schedule D to the LLC Agreement, as applicable (or in the case of the Company, Section 12(b)(ii)) or as such Party shall hereafter specify for the purpose by notice to the other Parties. Each such notice, request or other communication shall be effective (A) if personally delivered, on the date of such delivery, (B) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received, (C) if delivered by an internationally-recognized overnight courier, on the next Business Day after the date when sent, (D) if delivered by registered or certified mail, three (3) Business Days (or, if to an address outside the United States, seven (7) days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (E) if given by any other means, when delivered at the address specified on Schedule A or Schedule D to the LLC Agreement, as applicable, or in Section 12(b)(ii).

(ii)                                  All notices, requests or other communications to the Company or the IPO Corporation, as the case may be, hereunder shall be delivered to the Company or the IPO Corporation, as the case may be, at the following address and/or facsimile number in accordance with the provisions of Section 12(b)(i):

c/o Apollo Management VII, L.P.

Apollo Commodities Management, L.P., with respect to Series I

9 West 57th Street

New York, NY 10019

Attention: Gregory Beard and Laurie Medley
Telecopier: (212) 515-3288

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, NY 10019-6064

Attention: James H. Schwab, Esq.

Telecopier: (212) 757-3990

(c)                                  Successors and Assigns; Shareholder Status.

(i)                                     This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties, including the IPO Corporation, Permitted Transferees of the Shareholders and subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders in accordance with the LLC Agreement; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the IPO Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the IPO Corporation (which the Company shall cause the IPO Corporation to execute) and the Company) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement. This

Agreement is not intended to confer any rights or remedies upon, and shall not be enforceable by any Person other than the actual Parties hereto (and not, for the avoidance of doubt, any Upper-Tier Investor; provided, that the foregoing exclusion shall not limit the rights of such Upper-Tier Investor under its respective Upper-Tier Agreement to cause the Class A Member in which it directly or indirectly invests to enforce the rights of such Upper-Tier Investor under its respective Upper-Tier Agreement in respect of this Agreement pursuant to the Section 2.11 Principle), their respective successors and permitted assigns, and solely with respect to the provisions of Section 8, each Indemnified Party.

(ii)           Notwithstanding anything to the contrary in this Agreement, the Parties hereby acknowledge that the KNOC Member is entering into this Agreement on the date hereof on behalf of a wholly-owned Subsidiary of Korea National Oil Corporation (the “KNOC Subsidiary”) and following the date hereof and prior to the Closing Date, the KNOC Member intends to assign its rights (but not its obligations) under this Agreement to the KNOC Subsidiary who shall execute and deliver an Addendum Agreement to the Company on the date of such assignment and the Parties hereby agree that the KNOC Member shall be entitled to assign its rights (but not its obligations) under this Agreement to the KNOC Subsidiary prior to the Closing Date in accordance with this Section 12(c)(ii).

(d)           Additional Parties. From and after the date hereof, any Person to whom Class A Units have been issued or Transferred shall be admitted as a Party and shall be deemed a Party as of the date hereof following the execution and delivery by such Person of an Addendum Agreement to the Company.

(e)           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

(f)            Headings; Construction. The titles of Sections and paragraphs of this Agreement are for convenience only and do not define or limit the provisions hereof. The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules and paragraphs shall be deemed to be references to Sections and paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. All Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein. The terms “clause(s)” and “subparagraph(s)” shall be used herein interchangeably. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to its permitted successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(g)           Exhibits. All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

(h)           Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement shall not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(i)            Entire Agreement. This Agreement together with the LLC Agreement and the other agreements referenced in Section 12.08 of the LLC Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and thereof and supersedes all prior agreements and understandings of the Parties in connection herewith and therewith, and no covenant, representation or condition not expressed in this Agreement, the LLC Agreement or such other agreements referenced in Section 12.08 of the LLC Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

(j)            Securities Held by the IPO Corporation or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the IPO Corporation or its Subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(k)           Specific Performance. The Parties acknowledge that money damages may not be an adequate remedy for breaches or violations of this Agreement and that any Party, in addition to any other rights and remedies which the Parties may have hereunder or at law or in equity, may, in its sole discretion, apply to a court of competent jurisdiction in accordance with Section 12(n) for specific performance or injunction or such other equitable relief as such court may deem just and proper in order to enforce this Agreement in the event of any breach of the provisions of this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party hereby waives (i) any objection to the imposition of such relief, and (ii) any requirement for the posting of any bond or similar collateral in connection therewith.

(l)            Actions by the Company. If the Company shall be the holder of Registrable Securities, the Company agrees to take, or cause to be taken, such actions as are necessary to effectuate the rights of the Shareholders with respect to such Registrable Securities hereunder, including (i) making requests and elections at the request of the Shareholders in respect of the Registrable Securities held directly or indirectly by the Company, (ii) providing all notices to the Shareholders in respect of the Registrable Securities held directly or indirectly by the Company that are provided to the Company in respect of such Registrable Securities in order to enable such Shareholders to effectuate the rights provided for herein to holders of Registrable Securities if such Shareholders were the direct holders of the Registrable Securities, and (iii) passing on all rights provided for herein with respect to Registrable Securities to its Shareholders, in each case, solely to the extent such Shareholders would have such rights if they were the holders of such Registrable Securities. In the event the Company is causing such Registrable Securities to be sold on behalf of one or more than one Shareholder and the amount of such Registrable Securities to be sold is the subject of any required cutback as provided herein, the cutback shall be calculated based on the amount of the Registrable Securities allocable to each such Shareholder (including any Units held by Permitted Transferees of such Shareholder) (as if such Shareholder was selling such securities directly as provided hereunder). The Company shall not have any liability to any Shareholder under this Section 12(1) for any act taken or omitted in good faith.

(m)          Term. This Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to directly or indirectly hold Registrable Securities; provided, that such Shareholder’s rights and obligations pursuant to Section 8, as well as the IPO Corporation’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any Registration Statement in which any Registrable Securities of such Shareholders were included and, for the avoidance of doubt, any underwriter lock-up that a Shareholder has executed prior to a Shareholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

(n)           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The Parties hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the Parties: (i) agrees that this Agreement involves at least US $100,000.00; (ii) agrees that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708(a); (iii) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (iv) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts; (v) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; (vi) irrevocably acknowledges and agrees that it is a commercial business entity and is a separate entity distinct from its ultimate equity holder and/or the executive organs of the government of any state and is capable of suing and being sued; (vii) agrees that its entry into this constitutes, and the exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts performed for private and commercial purposes that shall not be deemed as being entered into in the exercise of any public function; and (viii) irrevocably appoints The Corporation Trust Company as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company at all times as its duly appointed agent in the State of Delaware (and the Company shall reasonably assist each Member, to the extent requested by such Member, with such appointment, including by informing The Corporation Trust Company of such appointment and assisting such Member with the delivery of any documentation required for such appointment to The Corporation Trust Company) for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons by an internationally-recognized courier service to the address set forth next to its name in Schedule A or Schedule D to the LLC Agreement, as applicable, or with respect to the Company, the address set forth in Section 12(b)(ii), with such service deemed effective on the fifth day after the date of such mailing; and (ix) agrees that a final judgment in any such action or proceeding and from which no appeal can be made shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Parties agree that any violation of this Section 12(n) shall constitute a material breach of this Agreement and shall constitute irreparable harm. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(o)           Representation by Counsel. Each of the Parties has been represented by and has had an opportunity to consult with legal counsel in connection with the drafting, negotiation and execution of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or arbitrator or any Governmental Authority by reason of such Party having drafted or being deemed to have drafted such provision.

(p)           Waiver; Cumulative Remedies. No failure by any Party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any Party by notice given in accordance with Section 12(b) may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other Party. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any Party shall not preclude or waive its right to exercise any or all other rights or remedies

(q)           Further Assurances. Each Party agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Board, may be necessary or advisable to carry out the intent and purposes of this Agreement.

(r)            No Inconsistent Agreements; Most Favored Nation. Neither the Company nor the IPO Corporation shall hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities hereunder (for the avoidance of doubt, any agreement that grants or has the effect of granting to any Person demand registration rights or incidental or piggyback registration rights with the same or a higher priority as the rights held by the holders of Registrable Securities hereunder shall be deemed to be inconsistent with or violate the rights granted to the holders of Registrable Securities herein). Neither the Company nor the IPO Corporation shall hereafter enter into any agreement with any holder or prospective holder of any securities of the Company or the IPO Corporation giving such Person any registration rights that would be more favorable to such Person than the registration rights granted to the Principal Shareholders or any of their respective Permitted Transferees under this Agreement.

(s)            Reliance on Authority of Person Signing Agreement. If a Party is not a natural person, neither the Company nor any other Party will (i) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual, or (ii) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

(t)            Section 2.11 Principle. The Section 2.11 Principle as it relates to the Class A Members and their Upper-Tier Investors in the LLC Agreement shall also apply to the Shareholders and their Upper-Tier Investors (as the case may be) under this Agreement and shall be deemed incorporated herein by reference, mutatis mutandis.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

EPE ACQUISITION, LLC

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

Signature Page to Registration Rights Agreement

AIF VII (AIV), L.P.

By:	Apollo Advisors VII (APO DC), L.P.,
its general partner

By:	Apollo Advisors VII (APO DC-GP),
LLC, its general partner

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

Signature Page to Registration Rights Agreement

AIF PB VII (LS AIV), L.P.

By:	Apollo Advisors VII (APO DC),
L.P., its general partner

By:	Apollo Advisors VII (APO DC-GP),
LLC, its general partner

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

Signature Page to Registration Rights Agreement

ANRP (EPE AIV), L.P.

By:	Apollo ANRP Advisors (APO DC),
L.P., its general partner

By:	Apollo ANRP Advisors (APO
DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

Signature Page to Registration Rights Agreement

APOLLO (EPE INTERMEDIATE DC I), LLC

By its managers:

APOLLO ADVISORS VII (APO DC), L.P.

By:	Apollo Advisors VII (APO DC-GP),
LLC, its general partner

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

APOLLO ANRP ADVISORS (APO DC), L.P.

By:	Apollo ANRP Advisors (APO
DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

Signature Page to Registration Rights Agreement

APOLLO (EPE INTERMEDIATE DC II), LLC

By its managers:

APOLLO ADVISORS VII (APO DC), L.P.

By:	Apollo Advisors VII (APO DC-GP),
LLC, its general partner

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

APOLLO ANRP ADVISORS (APO DC), L.P.

By:	Apollo ANRP Advisors (APO
DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

Signature Page to Registration Rights Agreement

EPE 892 AND TE CO-INVESTORS (DC), LLC

By:	EPE Acquisition Holdings, LLC,
its manager

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

Signature Page to Registration Rights Agreement

TEXAS OIL & GAS HOLDINGS LLC

By:	ACCESS INDUSTRIES
MANAGEMENT, LLC, its manager

By:	/s/ Richard B. Storey
	Name:	Richard B. Storey
	Title:	Senior Vice President

By:	/s/ Peter L. Thoren
	Name:	Peter L. Thoren
	Title:	Executive Vice President

Signature Page to Registration Rights Agreement

KOREA NATIONAL OIL CORPORATION

By:	/s/ Sungjin Chang
	Name:	Sungjin Chang
	Title:	Vice President of New Ventures

Signature Page to Registration Rights Agreement

RIVERSTONE V EVEREST HOLDINGS, L.P.

By:	RIVERSTONE ENERGY
PARTNERS V, L.P., its general partner

	By:	RIVERSTONE ENERGY GP V,
LLC, its general partner

	By:	/s/ Thomas J. Walker
		Name:	Thomas J. Walker
		Title:	Managing Director

Signature Page to Registration Rights Agreement

EPE MANAGEMENT INVESTORS, LLC

By its manager:

EPE ACQUISITION, LLC

By:	/s/ Laurie Medley
	Name:	LAURIE MEDLEY
	Title:	VICE PRESIDENT

Signature Page to Registration Rights Agreement

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this [    ] day of [                         ], 20[     ], by and between [                                       ] (the “New Shareholder”) and EPE Acquisition, LLC, a Delaware limited liability company (the “Company”), pursuant to a Registration Rights Agreement dated as of April [24], 2012 (the “Agreement”), by and among the Company and the shareholders party thereto (the “Shareholders”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company has agreed to bind the IPO Corporation to provide registration rights with respect to the Registrable Securities as set forth in the Agreement;

WHEREAS, the New Shareholder has acquired Registrable Securities directly or indirectly from a Shareholder; and

WHEREAS, the Company and the Shareholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Shareholder thereunder.

New Shareholder

Address:

A-1

AGREED TO on behalf of the Company pursuant to Section 12(d) of the Agreement.

EPE ACQUISITION, LLC

By:
Name:
Title:

A-2